Exhibit 23.2

[Stegman & Company letterhead]

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form S-8 of WSB Holdings, Inc. of our report dated March 22, 2011 relating to our audit of the consolidated financial statements of WSB Holdings, Inc. and Subsidiaries for each of the years in the two-year period ended December 31, 2010.

/s/ Stegman & Company

Baltimore, Maryland

August 29, 2011